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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 12, 2003, relating to the statement of assets and liabilities of Cohen & Steers REIT and Utility Income Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
January 7, 2005